EXHIBIT 23.1

                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING

February 16, 2005

TO WHOM IT MAY CONCERN:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 21, 2004 accompanying the audited financial statements of International Card Establishment, Inc. as of December 31, 2003, in the Registration Statement on Form SB-2 with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,





                        /s/ KYLE L. TINGLE, CPA, LLC
                        ____________________________
                            KYLE L. TINGLE
                            KYLE L. TINGLE, CPA, LLC



P.O. Box 50329
Henderson, Nevada 89016
Phone:(702) 450-2200
Fax:(702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com